CONFIDENTIAL TREATMENT REQUESTED

Exhibit 10.29

INERGY

Physical Agreement

To:

Chris Snyder

Florida Public Utilities Co. Attention: Donna Rance

PO Box 3395

West Palm Beach, FL 33402-3395

From:

Emily Thrasher

Inergy Propane, LLC

Two Brush Creek Blvd. Suite 200

Kansas City, MO 64112

This "Contract" constitutes an agreement between Emily Thrasher of Inergy Propane, LLC and Chris Snyder of Florida Public Utilities Co whereby each party has agreed to the following terms and conditions:

Contract Number:

FLB09TS043196

Agreement Date:

2/18/2009

Buyer:

Florida Public Utilities

Seller:

Inergy Propane, LLC

Product:

Propane

Contract Dates:

From 5/1/2009 to 2/28/2010

Payment Term:

Net 10 days from date of product movement

Quantity:

May 2009

[*****]

October 2009

[*****]

June 2009

 [*****]

November 2009

[*****]

July 2009

[*****]

December 2009

[*****]

August 2009

[*****]

January 2010

[*****]

September 2009

[*****]

February 2010

[*****]

Pricing

Effective from 5/1/2009 to 2/28/2010 Florida Public Utilities Co Pays (USD):

Product Cost shall be determined by multiplying [*****] by movement quantity.

The effective fixed differentials and freight will be the same as the Florida Public Utilities Co and Inergy Propane, LLC agreement (specifically Exhibit A & Exhibit B) in effect at the time of delivery.

This Agreement is not to be considered an offer, but rather a confirmation of our oral agreement.

Inergy Propane, LLC's "General Terms and Conditions for Product Sale, Purchase, and Exchange Agreements" are incorporated into and form part of this Agreement.

Agreed to and accepted

Agreed to and accepted

    February 24,                  2009

February 18, 2009

    /s/ John T. English

/s/ Bill Gautreaux

   President and CEO           Title

VP of Risk Management and Supply    Title

CONFIDENTIAL TREATMENT REQUESTED

GENERAL TERMS AND CONDITIONS FOR PRODUCT SALE, PURCHASE, AND EXCHANGE AGREEMENTS

1.

AGREEMENT - The parties, Inergy and Counterparty, agree that in the future Inergy shall sell Products to, purchase Products from, or exchange

Products with, Counterparty, as provided in the Agreement.

2.

DEFINITIONS - As used herein, the following terms shall be given the following meanings:

"Agreement" shall mean the contract between Inergy and Counterparty for the sale, purchase or exchange of Products, which contract may be comprised of one or more of the following: (i) a sale, purchase, or exchange agreement for the Products, as may be agreed to by the parties from time to time, (ii) these General Terms and Conditions, (iii) the exhibits, schedules and other attachments to any document comprising a part of the Agreement, or that the parties otherwise agree is to be made a part of the Agreement; and (iv) any and all amendments and modifications to any document comprising a part of the Agreement that are executed pursuant to the provisions of these General Terms and Conditions.

.

"Counterparty" shall mean the party to the Agreement, other than Inergy, who is to sell Products to, purchase Products from, or exchange

Products With, Inergy.

"Inergy" shall mean Inergy Propane, LLC and its successors and assigns. "Products" shall mean the products which are the subject of the Agreement.

"Purchaser" shall mean the party to the Agreement who Is to lift and/or take delivery of Products from the other party.

"Seller" shall mean the party to the Agreement who is to sell or otherwise provide Products to the other party.

3.

RECORDED TELEPHONE CONVERSATIONS - Inergy may monitor and record telephone conversations between Counterparty and Inergy that are made to or from any of Inergy's telephone extensions. By Counterparty's execution and delivery of any document comprising a part of the Agreement (or commencement by Counterparty of its obligations under the Agreement), (i) Counterparty acknowledges, consents and agrees, for itself and its employees, agents and representatives, that all such telephone conversations may be monitored and recorded by Inergy for use in the conduct of Inergy's business, (ii) Counterparty agrees that It will inform each of its employees, agents and representatives who may have telephone conversations with Inergy of the provisions of this Section 3 and obtain their acknowledgement, consent and agreement to Inergy's monitoring and recording of their telephone conversations with Inergy, and (Hi) Counterparty agrees to indemnify and hold harmless Inergy from and against any and all losses, costs and expenses resulting from Counterparty's failure to obtain any such acknowledgement, consent and agreement from its employees, agents and representatives. Inergy's monitoring and recording of its telephone conversations with Counterparty is intended to improve customer service, to protect Inergy from counterparty risk, and to assist In resolving contract disputes.

4.

CREDIT / TERMS OF PAYMENT - If, in the sole judgment of Inergy, the financial condition of Counterparty deteriorates or Is found to be unsatisfactory or if Counterparty fails to make any payment to Inergy when due, Inergy may require that Counterparty make all future payments under the Agreement in cash in advance of delivery or that Counterparty provide security of such nature and amount as is acceptable to Inergy (including, but not limited to, a letter of credit issued by a financial institution acceptable to Inergy). If Counterparty fails to provide such advance cash payment or security as required by Inergy, Inergy, without giving notice to Counterparty and without waiving any of its rights, may withhold further deliveries until such time as the required payment or security is received. Invoices will be prepared by Inergy and transmitted to Counterparty from time to time during the month in which the Product is lifted by Counterparty or delivered to Counterparty, as applicable. Original or telex invoice copies are acceptable as presentation for payment. Payment for all Product purchases is due as specified in the Product Sale, Purchase, and Exchange Agreement or in the Product invoice, and is payable in U.S. dollars from the date of invoice. Invoices not paid by the specified payment due date are considered delinquent. In situations of delinquency, Inergy may take one or more of the following actions: (i) charge interest on any delinquent monies due at the lesser of one and one-half percent (1 1/2%) per month or the highest rate permitted by Missouri law, (Ii) suspend deliveries to Counterparty until Inergy has received payment in full for all previous deliveries of Product to Counterparty, (iii) require that Counterparty make advance cash payment for all future Product shipments or (iv) terminate this Agreement or any Product delivery contemplated thereunder. In addition, Inergy shall be entitled to recover its reasonable costs of collection, including attorney fees.

5.

SET·OFF .. In the event a party fails to make a timely (I) delivery of any Products due and owing to the other party, or (ii) payment of any monies due and. owing to tile other party, then the non-defaulting party may, at its option and in its discretion, to the extent permitted by law, offset and apply any obligations owed by the non-defaulting party to the defaulting party, whether matured, unmatured, contingent, or otherwise, against the amounts owed by the defaulting party under the Agreement or any other oral or written agreement between the parties or their affiliates (including agreements unrelated to the purchase or delivery of Product, such as financial derivative agreements). In such event, the obligations of the non-defaulting party shall be deemed satisfied and discharged to the extent of any such offset. The right of set-off set forth herein shall be cumulative of and in addition to any common law or other contractual right of setoff. If an obligation is unascertained, the non-defaulting party may in good faith estimate such obligation and set-off In respect of the estimate, subject to the relevant party accounting to the other party when the obligation Is ascertained.

6. FAILURE TO LIFT AND/OR TAKE DELIVERY OF PRODUCT - In addition to any other rights which Seller may have as set forth in the Agreement or as otherwise allowed by law, including, but not limited to, Seller's right to sue for specific performance and/or damages, if Purchaser fails to lift and/or take delivery of Product within the period(s) designated in the Agreement, Seller shall have the right, but not the obligation, upon expiration of the period(s) designated in the Agreement, to sell all or any portion of the Products that Purchaser failed to lift and/or take delivery of (the "Remaining Volumes") on terms and at such prices as Seller, in its sole discretion, deems appropriate under the then existing circumstances and to collect from Purchaser tile difference between the price Purchaser agreed to pay to Seller for such Products, as set forth In the Agreement, and the Net Price Seller receives in connection with the sale of such Remaining Volumes. For the purpose of this Section 6, "Net Price" shall mean the gross proceeds received by Seller in the sale of the Remaining Volumes less (i) all of Seller's costs and expenses associated with any such sale, (Ii) a sales commission equal to five percent (5%) of the gross proceeds of such sale, and (iii) any additional fees and expenses incurred by Seller that arise out of, or are in any way connected With, Purchaser's failure to lift and/or take delivery of the Remaining Volumes, including, but not limited to, any additional storage and/or transportation costs.

7.

DELIVERY AND TITLE - Delivery of the Product shall be deemed to occur: (i) if to a ship, at the point when the Product has passed the vessel's loading flange; (ii) if to a tank truck, when the Product has actually been delivered into the truck; (Hi) if to a tank car, when the carrier accepts the Product for shipment; (Iv) if to a pipeline, upon metering of the Product; (v) when into storage (other than vessels), as the Product enters the tank; or (vi) if by book transfer, on the effective date of the transfer. Title shall pass to Purchaser upon delivery as set forth above. All deliveries shall be subject to normal pipeline allocation and proration schedules. All overages will be invoiced at Seller's posted price in effect at the time the Product is delivered. Seller shall not be liable to Purchaser for reductions in quantity or degradation of quality of Product after delivery of the Product has occurred. After delivery, the handling, care or use of the Product shall be at Purchaser's sole risk and expense.

8.

ODORlZATION· Unless otherwise expressly specified in the Agreement or by Purchaser in writing prior to delivery, Seller will stench or odorize propane for delivery to domestic reseller accounts to meet or exceed minimum odorization standards on the date of delivery as stated in the Department of Transportation Code of Federal Regulations, 49 CFR 173.315(b)(1). Purchaser will inspect, monitor and maintain the odorant in any Product required to be stenched hereunder and will not commingle such Product with unodorized Product or with Product containing odorant in concentrations less than those concentrations mandated by law. Purchaser recognizes certain conditions may occur WHICH WILL RENDER PROPERLY ODORIZED PROPANE

CONFIDENTIAL TREATMENT REQUESTED

UNDETECTABLE including, but not limited to, the following:

ODORANT MAY FADE over a period of time or if subjected to certain metals or conditions of metal,

ODORANT MAY BE ABSORBED OR ADSORBED by tanks, piping, soil, masonry or other building materials. STRATIFICATION OF ODORIZED PROPANE may occur, thereby changing the intensity of the odorant at different levels. SOME INDIVIDUALS LACK A SENSE OF SMELL OR POSSESS A DIMINISHED SENSE OF SMELL.

INDIVIDUALS WITH NORMAL SENSE OF SMELL MAY BE TEMPORARILY PREVENTED FROM DETECTING ODORANT due to certain physical conditions such as allergies, head colds or masking odors.

, Seller shall have no further responsibility to ensure that the Product remains properly odorized after delivery to Purchaser.

9.

HEALTH AND SAFETY INFORMATION - Counterparty acknowledges receipt of Inergy's Material Safety Data Sheet for the Product and is aware of the hazards or risks in handling or using the Product. Inergy and Counterparty shall maintain compliance with all safety and health related governmental requirements concerning the Product. Counterparty shall disseminate to its customers appropriate health and safety warnings and notices concerning the Product. Counterparty shall cooperate with Inergy to facilitate the dissemination of any health and safety warnings and notices received or produced by Inergy. In this regard, upon request of Inergy, Counterparty shall promptly provide to Inergy an accurate listing of the types of uses made of the Product by Counterparty, and provide accurate information in response to such requests. Further, Counterparty shall make reasonable efforts to determine the uses of the Product by Counterparty's customers. Counterparty also shall transmit to Counterparty's customers any health and safety warnings and notices received from Inergy, promptly after such warnings and notices are furnished to Counterparty by Inergy.

10.

QUANTITY MEASUREMENT. The quantity of Product delivered shall be measured at the following points: (i) If to or from a ship or barge, by shore metering facilities; (ii) if to or from a tank truck, by meter, rotary gauge or weighing, In accordance with applicable GPA Publications; (iii) if to or from a tank car, by official tank car capacity tables, meters or slip tube gauges in accordance with applicable GPA Publications; and (iv) if to or from a pipeline, determined by pipeline meter in accordance with the then current and applicable API Manual.

11.

CLAIMS - All claims by Purchaser for deficiencies in Product quantity or quality shall be made to Seller within forty-eight (48) hours of Product delivery or all such claims shall be conclusively deemed waived by Purchaser and Seller shall have no liability with respect thereto,

12.

SPECIFICATIONS; CHANGES - Product shall conform to GPA specifications or Individual pipeline specifications in effect at the time of delivery,

unless otherwise specified herein.

13.

TANK CARS - Purchaser shall pay all demurrage charges direct to the applicable party on all tank cars not loaded and returned to the railroads within the applicable demurrage-free time.

14.

FORCE MAJEURE - If either party is rendered unable, wholly or in part, to perform its obligations under this Agreement (other than to make payments due hereunder) due to "force majeure", defined herein as any cause or causes beyond the control of the party affected, including, but not limited to, Acts of God, earthquakes, fire, flood, riot, strikes, war, and compliance with any federal, state or municipal law or regulation, order, rule, recommendation, request or suggestion of governmental agencies or authorities (excluding, however, loss of market, a downturn in the market price for the Product, failure or inability of Purchaser to resell or otherwise dispose of the Product, or any other similar cause or causes), then upon the affected party giving prompt notice and full particulars of such force majeure to the other party, the obligations of the affected party shall be suspended for the duration of such inability to perform, but for no longer period, and such cause shall, so far as possible, be remedied with all reasonable dispatch. Notwithstanding the foregoing, it is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty, and that the above requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the discretion of the party having the difficulty. 15, SUPPLY INSUFFICIENCIES - If, at any time or for any cause whatsoever, Seller is unable to fulfill the terms and conditions of the Agreement, Seller shall provide Purchaser with at least a pro-rata portion of the Product which it has on hand at the time it discovers its inability to perform, in the same proportion as the amount of the Product required under the Agreement bears to the total amount of Product which Seller has contracted to provide to Purchaser and all other purchasers; provided, however, delivery of such pro-rata portion shall not prejudice Purchaser's rights to damages in connection with the undelivered portion of the Product.

16.

PRICE ESCALATION - Any . increase in seller's cost of supplying the Product caused by any level of governmental law, regulation, tax, or other burden imposed after the date of this agreement on the ownership;' storage, processing, production, transportation.(including without limitation, fuel surcharges), distribution, use or sale of the Product covered by this Agreement will be added to the price under this Agreement.

17.

PRECEDENCE - In the event of a conflict between the provisions of the documents that comprise this Agreement, the provisions of the documents shall take precedence and govern and control the rights, obligations and duties of the parties in the following order of priority:

The sale, purchase, or exchange agreement for the Products, as the case may be, then These General Terms and Provisions.

18.

WARRANTIES - Seller warrants that the Products sold or otherwise provided by it pursuant to the Agreement shall conform to the specifications, if any, set forth in the Agreement, and that it will convey good title thereto. THE FOREGOING WARRANTIES ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR IMPLIED IN FACT OR IN LAW, AND WHETHER BASED ON STATUTE, CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE. THE WARRANTY OF MERCHANTABILITY AND WARRANTY OF FITNESS FOR PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED AND DISCLAIMED.

19.

,INDEMNITIES - (a.) PURCHASER AGREES, TO THE FULLEST EXTENT PERMITTED BY LAW, TO DEFEND, INDEMNIFY AND HOLD SELLER, ITS

PARENT, AFFILIATES AND SUBSIDIARY COMPANIES, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS HARMLESS FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, COSTS AND EXPENSES (INCLUDING COURT COSTS, ANY COST OR EXPENSE OF INCIDENT INVESTIGATION AND REASONABLE ATTORNEY'S FEES), LIABILITY ARISING FROM OR ON ACCOUNT OF INJURY, DEATH OR DAMAGE TO OR LOSS OF ANY PROPERTY, MONEY DAMAGES, FINES, PENALTIES, ASSESSMENTS, ENVIRONMENTAL RESPONSE COSTS OR INJUNCTIVE OBLIGATIONS (COLLECTIVELY, "CLAIMS") WHICH OCCUR AS A RESULT OF OR IN CONNECTION WITH THE RECEIPT, LOADING, TRANSPORTATION, STORAGE, OR HANDLING OF PRODUCT COVERED BY THE AGREEMENT BY PURCHASER OR ITS REPRESENTATIVES, AGENTS OR CUSTOMER'S; PROVIDED, HOWEVER, THIS INDEMNITY OBLIGATION SHALL NOT APPLY TO THE EXTENT THAT SELLER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IS DETERMINED TO BE THE CAUSE OF SUCH CLAIMS. THIS SECTION 18 SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THE AGREEMENT. (b.) NOTWITHSTANDING ANYTHING IN THE AGREEMENT TO THE CONTRARY, UPON SELLER'S PROVISION OF DOCUMENTATION RESPECTING ANY REQUIRED ODORIZATION OF PRODUCT PURSUANT TO THE AGREEMENT, PURCHASER'S INDEMNIFICATION OBLIGATION UNDER THE AGREEMENT SHALL INCLUDE, WITHOUT LIMITATION, CLAIMS COMPRISING OR ASSERTING LACK OF OR INADEQUATE WARNING MATERIALS, IMPROPER AMOUNTS, USE OR TYPE OF ODORANT, "ODORANT FADING," LACK OF WARNING ON SUPPLEMENTAL WARNING SYSTEMS (SUCH AS GAS DETECTORS) AND IMPROPER TRAINING OR MONITORING OF PURCHASER'S WARNING OR TRAINING PROGRAMS RESPECTING ODORIZATION.

20.

LIMITATION OF LIABILITY - PURCHASER'S EXCLUSIVE REMEDY FOR ALL LOSSES OR DAMAGES RESULTING UNDER THE AGREEMENT,

INCLUDING, BUT NOT LIMITED TO ANY ALLEGATIONS OF BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE (ORDINARY OR GROSS) OR STRICT LIABILITY, SHALL BE LIMITED, AT SELLER'S.OPTION, TO EITHER THE RETURN OF THE PURCHASE PRICE OR THE REPLACEMENT OF THE PRODUCT FOR WHICH A CLAIM IS MADE AND PROVED. EXCEPT AS SET FORTH IN SECTION 18 ABOVE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES ARISING UNDER THE AGREEMENT.

21.

INSURANCE - Counterparty agrees to procure and maintain or cause its agents, contractors and their subcontractors, and representatives to

CONFIDENTIAL TREATMENT REQUESTED

procure and maintain insurance coverage in compliance with the requirements of the law of the state in which delivery of the Product will occur with respect to the receipt of Product hereunder and/or any activities related thereto, but in no event less than the coverages set forth below. Counterparty acknowledges and agrees that Inergy shall not insure Counterparty's products, servants and/or property, nor the products, property and/or servants of otl1ers, and that insurance required by the preceding sentence, if any, and deductibles associated therewith shall be carried and paid, as applicable, by Counterparty at its own expense. If Counterparty carries any insurance on its products, property and/or servants, Counterparty and Counterparty's insurance carrier(s) shall waive subrogation against Inergy, its affiliates, subsidiaries and parents and its and their officers, employees, representatives and agents, and copies of such waivers shall be furnished to Inergy.

.

Employer's Liability Insurance protecting Counterparty against common law liability, in the absence of statutory liability, for employee bodily injury arising out of the master-servant relationship with a limit of not less than $1,000,000.

.

Commercial General Liability Insurance Including products/completed operations with limits of liability of not less than $1,000,000 per occurrence.

Business Automobile Liability Insurance for all operations of Counterparty including owned, nonowned and hired vehicles with limits of liability of not less than: Bodily Injury $1,000,000 per person, $1,000,000 per accident; Property Damage $1,000,000 or a combined single limit of $1,000,000 for bodily injury and property damage.

Nothing contained in these provisions relating to coverage and amounts shall operate as a limitation of Counterparty's liability in tort or contract under the terms of the Agreement.

22. ASSIGNMENT - Counterparty shall not sell, assign or dispose of Counterparty's interest in the Agreement in whole or in part, directly or indirectly, without the prior written consent of Inergy in each instance, and this requirement may not be waived except in writing. Any attempted sale, assignment or disposition of such an interest shall be null and void and not binding on Inergy. In the event Counterparty is a corporation or other business entity, this clause shall be deemed to apply to the sale, assignment or other disposition of the ownership of any share or interest in such corporation or business entity. It is further understood and agreed that If an assignment is made with Inergy's prior written consent (i) to a corporation or other business entity, all owners of any share or interest in such corporation or other business entity shall agree to be jointly and severally personally liable to carry out all obligations of Counterparty hereunder or (ii) to one or more individuals, all assignees accepting such assignment or acting pursuant to the assignment as owners or operators of Counterparty's business shall agree to be jointly and severally liable to carry out all obligations of Counterparty hereunder.

23.

COMPLIANCE WITH LAW - Products delivered hereunder shall be delivered, and the parties hereto shall perform all of their obligations under this

Agreement, in full compliance with all applicable federal and state laws, rules and regulations and all Presidential Proclamations which may be applicable thereto.

24.

NOTICE - Any notice hereunder shall be in Writing and shall be delivered personally, by mail, by fax, by telex, or by telegram to the party's address set forth in the Agreement, unless changed by notice. Such notice shall be deemed to have been given on the date of the delivery thereof to the party receiving such notice.

25.

TAXES - Any tax, fee, charge or other exaction, now or hereafter enacted, levied or assessed by any federal, state, local or other governmental authority upon, or as a result of the transactions herein provided for, or the goods or source materials thereof which are the subject matter of the Agreement including, but not limited to, gross receipts taxes, occupation taxes, motor fuel taxes, sales and use taxes, franchise taxes, income taxes, ad valorem taxes, property taxes, inspection fees and license fees, shall, if paid or payable by Seller, regardless of whether paid or payable by Seller directly to the collecting authority or to a third party collecting or being reimbursed for having paid any such tax, fee, charge or other exaction, be paid by Purchaser on demand by Seller. Any personal property taxes levied or assessed by any governmental authority upon the products covered by the Agreement shall be paid by the party having title thereto at the time of such assessment. Purchaser shall furnish Seller proper exemption certificates where tax exemption is claimed on any Products delivered hereunder.

26.

BRAND NAMES - Unless otherwise specifically agreed to by the parties in writing, Purchaser shall not represent, or authorize or permit any other person to represent, that Product delivered hereunder is the product of Seller; all Product delivered hereunder shall be used or sold under Purchaser's brand names or under brand names approved by Seller; and Purchaser shall not allow said Product to be used or sold under any other brand names.

'27.

. CONDUCT OF PARTIES' BUSINESS - Each party in the performance of the Agreement is engaged in an independent business and nothing herein contained shall be construed as giving either party any right to control the other party in any way in the performance of the other party's business. Neither party shall have any right to exercise control over any of the other party's employees, representatives, agents or contractors of any level except to the extent of any safety requirements for delivery of product under the Agreement All employees, representatives, agents or contractors of any level of a party shall be entirely under the control and direction of that party, which shall be entirely responsible for their actions and omissions.

28.

GOVERNING LAW - THIS AGREEMENT SHALL BE SUBJECT TO THE JURISDICTION OF, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH

THE LAWS OF THE STATE OF MISSOURI, INCLUDING THE UNIFORM COMMEROAL CODE EXCEPT AS OTHERWISE SPECIFIED HEREIN, WITHOUT REGARD TO ANY CONFLICT OF LAW RULES THAT MAY DIRECT THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

29.

CONFIDENTIALITY - Each party shall hold as confidential any information in or obtained in association with this Agreement.

30.

SEVERABILITY - The invalidity of anyone or more covenants or provisions of the Agreement shall not affect the validity of any other provisions hereof or the Agreement as a whole, and in case of any such invalidity, the Agreement shall be construed to the maximum extent possible as if such invalid provision had not been included herein.

31.

NO THIRD PARTY BENEFICIARY - Nothing in the Agreement shall entitle any persons other than Seller or Purchaser, or their successors or assigns, to any claim, cause of action, remedy or right of any kind relating to the transactions contemplated by the Agreement.

32.

WAIVER - Waivers by either party of the breach of any provision hereof by the other party shall not be deemed to be a waiver of the breach of any other provision hereof or of any subsequent or continuing breach of such provisions.

33.

CONSTRUCTION OF AMBIGUITY - The parties acknowledge and agree that the terms and conditions of the Agreement were freely negotiated and drafted by the parties and the parties expressly agree that in the event of any ambiguity in any of the terms and conditions of the Agreement, including any exhibits, schedules and other attachments hereto, and whether or not placed of record, such ambiguity shall not be construed for or against any party hereto on the basis that such party did or did not author the same.

34.

PRIOR AGREEMENTS SUPERSEDED; ENTIRE AGREEMENT - The Agreement, including without limitation, all exhibits hereto, Integrates the entire understanding between the parties with respect to the subject matter covered and supersedes all prior understandings, drafts, discussions, or statements, whether oral or in writing, expressed or implied, dealing with the same subject matter, including any other general terms and conditions previously entered into between the parties.

35.

AMENDMENT - No amendment or modification of the Agreement, nor waiver of any provision thereof, shall be effective unless set forth in a written instrument executed by Seller and Purchaser. Unless otherwise expressly stated in the amendment, an amendment to the Agreement of which a particular Product sale, purchase, or exchange agreement, as the case may be, is a part shall be construed to amend the Agreement for the purpose of the Products which are the subject of that sale, purchase, or exchange agreement only.